As filed with the Securities and Exchange Commission on February 2, 1998
                                                          Registration Nos. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

THE EQUITABLE COMPANIES INCORPORATED                     DELAWARE                              13-3623351
        EQ CAPITAL TRUST I                               DELAWARE                              Application Pending
        EQ CAPITAL TRUST II                              DELAWARE                              Application Pending
       EQ CAPITAL TRUST III                              DELAWARE                              Application Pending
        EQ CAPITAL TRUST IV                              DELAWARE                              Application Pending
   (Exact name of Registrant as               (State or other jurisdiction of               (I.R.S. employer
     specified in its charter)                incorporation or organization)             identification numbers)


                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                ROBERT E. GARBER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      THE EQUITABLE COMPANIES INCORPORATED
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                                MICHAEL W. BLAIR
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                           PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF         AGGREGATE OFFERING    REGISTRATION
        SECURITIES TO BE REGISTERED            PRICE(1)              FEE
        ---------------------------            --------              ---

Senior debt securities, subordinated
debt securities
and junior subordinated
debt securities (collectively,
"Debt Securities") of The Equitable
Companies Incorporated(2)

Preferred Securities of EQ Capital
Trust I, II, III and IV, severally
("Preferred Securities")(2)

Guarantees (the "Guarantees") of
Preferred Securities of EQ Capital
Trust I, II, III and IV by The
Equitable Companies Incorporated(3)

Common Stock(4)

             Total                    $1,000,000,000(5)(6)           $295,000

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o), exclusive of accrued interest and distributions, if any.

(2) Such indeterminable number or amount of (i) Debt Securities of The Equitable Companies Incorporated as may from time to time be issued at indeterminate prices or upon conversion or exchange of securities so issued; (ii) Preferred Securities of EQ Capital Trust I, II, III and IV, as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to EQ Capital Trust I, II, III and IV, severally, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of EQ Capital Trust I, II, III or IV and the distribution of the assets thereof.

(3) The Equitable Companies Incorporated is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by EQ Capital Trust I, II, III, and IV. No separate consideration will be received for any Guarantee or any other such obligations.

(4) Includes such indeterminate number of shares of Common Stock as may be issued upon conversion or exchange of any Debt Securities that provide for conversion or exchange into Common Stock. No separate consideration will be received for the Common Stock issuable on conversion of or in exchange for Debt Securities.

(5) Such amount in U.S. dollars or the equivalent in foreign denominated currencies or currency units or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price of $1,000,000,000. The Prospectuses herein cover $1,000,000,000 of securities.

(6) This Registration Statement also relates to offers and sales of Debt Securities, Preferred Securities and Guarantees in connection with market-making transactions by and through affiliates of the registrants, including Donaldson, Lufkin & Jenrette Securities Corporation.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

         This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) debt securities (both senior and subordinated) of The Equitable Companies Incorporated and (2) preferred securities of EQ Capital Trust I, II, III and IV, severally, junior subordinated debt securities of The Equitable Companies Incorporated and Guarantees by The Equitable Companies Incorporated of preferred securities issued by EQ Capital Trust I, II, III and IV. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

         In addition, this Registration Statement contains separate prospectus pages relating to certain market-making transactions in (1) the debt securities of The Equitable Companies Incorporated and (2) the preferred securities of EQ Capital Trust I, II, III and IV, the junior subordinated debt securities of The Equitable Companies Incorporated and Guarantees by The Equitable Companies Incorporated of preferred securities issued by EQ Capital Trust I, II, III and IV.

         The complete Prospectus for the offering of the debt securities (both senior and subordinated) of The Equitable Companies Incorporated follows immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of the preferred securities of EQ Capital Trust I, II, III and IV, the junior subordinated debt securities of The Equitable Companies Incorporated and Guarantees by The Equitable Companies Incorporated of preferred securities issued by EQ Capital Trust I, II, III and
IV. Following such Prospectuses are certain portions of such Prospectuses relating to market-making transactions, which include an alternate front and back cover page, an alternate "Use of Proceeds" section and an alternate "Plan of Distribution" section. All other sections of the respective Prospectus for the initial sale of the debt securities of The Equitable Companies Incorporated and the preferred securities of EQ Capital Trust I, II, III and IV, the junior subordinated debt securities of The Equitable Companies Incorporated and Guarantees by The Equitable Companies Incorporated of preferred securities issued by EQ Capital Trust I, II, III and IV, are to be used in the respective Prospectus relating to market-making transactions.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION DATED FEBRUARY 2, 1998

PROSPECTUS

                                 $1,000,000,000
                      THE EQUITABLE COMPANIES INCORPORATED
                                 DEBT SECURITIES

         The Equitable Companies Incorporated (the "Company") may from time to time offer senior or subordinated debt securities (the "Senior Debt Securities" and the "Subordinated Debt Securities" respectively, and collectively, the "Debt Securities").

         The Debt Securities offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies or currency units. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000 (or its equivalent in one or more foreign currencies or currency units).

         Specific terms of the particular series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: the ranking as senior or subordinated debt securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other specific terms of the offering.

         The Prospectus Supplement will contain information about certain United States federal income tax considerations relating to the Debt Securities, if applicable.

         The Debt Securities will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Debt Securities should look only to the assets of the Company for payments of interest and principal. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company to the extent described herein and in the Prospectus Supplement relating thereto. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

         The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048; and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock, par value $0.01 per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, Current Report on Form 8-K dated July 10, 1997 and Registration Statement on Form 8-A, dated May 26, 1992, incorporating the description of the Company's Common Stock in the Company's Registration Statement on Form S-1 (Registration No. 33-48115), each previously filed by the Company with the Commission, are incorporated by reference in this Prospectus.

         All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to The Equitable Companies Incorporated, 1290 Avenue of the Americas, New York, New York 10104,
Attention: Corporate Secretary (Telephone: (212) 314-3914).

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  THE EQUITABLE

         For the purpose of this Prospectus, the term "The Equitable" refers to The Equitable Companies Incorporated (the "Company") and its subsidiaries.

         The Equitable is a diversified financial services organization serving a broad spectrum of insurance, investment management and investment banking customers. The Equitable Life Assurance Society of the United States ("Equitable Life"), a subsidiary of the Company, was established in the State of New York in 1859. For more than 100 years it has been among the largest life insurance companies in the United States. Equitable Life and its subsidiaries distribute a variety of insurance, annuity and investment products.

         At September 30, 1997, the Company's holdings in its investment subsidiaries included an approximately 72% interest in Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and an approximately 58% interest in Alliance Capital Management L.P. ("Alliance"). The Company's investment subsidiaries provide investment management and investment banking services to institutional and individual clients, including the Company's insurance subsidiaries.

         AXA is the Company's largest stockholder, beneficially owning at September 30, 1997 approximately 59% of the outstanding shares of common stock, par value $.01, of the Company (the "Common Stock"). The Company is a Delaware corporation with its principal headquarters located at 1290 Avenue of the Americas, New York, New York 10104 (Telephone: (212) 554-1234).

                                 USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Offered Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

                               RATIOS OF EARNINGS
                    TO FIXED CHARGES AND EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                        SEPTEMBER 30,
                                                          ------------------------                        -------------
                                             1992        1993        1994       1995        1996               1997
                                         --------------------------------------------------------------------------------------
Ratio of earnings to fixed charges (1)..     1.046       1.287       1.294       1.239      1.174              1.363
Ratio of earnings to combined fixed
   charges and preferred stock
   dividends (1)........................     1.029       1.212       1.229       1.222      1.159              1.352
-------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of determining the historical ratios of earnings to fixed charges, and of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before Federal income taxes, minority interest and cumulative effect of accounting change adjusted for (i) excess of equity in income of unconsolidated investees over distributed income and (ii) equity in losses of unconsolidated investees, plus fixed charges. Fixed charges consist of interest expense on long and short-term debt, amortization of deferred debt expenses plus the portion of operating lease rentals, net of income from subleases, representative of the interest factor. The inclusion of Interest Credited to Policyholders' Account Balances in the ratios presented above would not have a material effect on such ratios.

                         DESCRIPTION OF DEBT SECURITIES

         The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of December 1, 1993, as supplemented (as so supplemented, the "Senior Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Trustee"). The Subordinated Debt Securities offered hereby are to be issued under the Subordinated Indenture, dated as of October 22, 1994 (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"), copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.

         The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act of 1939, as amended (the "TIA"). Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

         The Debt Securities will be unsecured obligations of the Company. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined below) of the Company. As of September 30, 1997, the Company had $589.0 million aggregate principal amount of Senior Debt outstanding and no Subordinated Debt Securities were outstanding. As a non-operating holding company most of the assets of the Company are owned by its subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries, primarily Equitable Life, and holders of Debt Securities should look only to the assets of the Company for payments of interest and principal. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, also do not limit the amount of other secured or unsecured debt which may be issued or incurred by the Company. See "--Certain Covenants" and "--Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt.

         The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of the Company's Board of Directors or a committee thereof. (Section 3.1 of each Indenture.)

         Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;
(7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; (17) in the case of the Subordinated Indenture, the relative degree to which such Debt Securities of the

Series shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding or not; (18) in the case of the Subordinated Indenture, the terms, if any, upon which such Debt Securities may be converted or exchanged, at the option of the holders thereof, into or for Common Stock of the Company or other securities or property; and (19) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities (Section 3.1 of each Indenture.)

         Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons in denominations of $1,000 or any integral multiples of $1,000. (Section 3.2 of each Indenture.) Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5 of each Indenture.)

         Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currencies or currency units will be set forth in the applicable Prospectus Supplement.

         If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

         The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

         Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of each Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture.)

         Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture.)

         Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2 of each Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture.)

BOOK-ENTRY SYSTEM

         If so specified in the accompanying Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global Debt Securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

         The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interest in a Global Security.

         So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of a beneficial interest in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities represented thereby and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing practice, in the event that the Company requests any action of a holder or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

         Payment of principal of, and interest on, the Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

         A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered pursuant to the applicable Prospectus Supplement is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be, or is not in good standing as, a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

         The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS AND EVENTS OF DEFAULT

         "Consolidated Tangible Net Worth" shall mean, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) the total liabilities appearing on such balance sheets and
(b) intangible assets. "Intangible assets" means the value, as shown on or reflected in such balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) unamortized debt discount and expense, less unamortized premium.

         "Designated Subsidiary" shall mean each of Equitable Life, DLJ and Donaldson, Lufkin & Jenrette Securities Corporation, so long as any such entity remains a subsidiary, any consolidated subsidiary of the Company the assets of which constitute 10% or more of the Total Assets, and any subsidiary which is a successor to all or a principal part of the business or properties of such subsidiaries.

         "Total Assets" shall mean, at any date, the total assets (including assets held in Separate Accounts) appearing on the most recently prepared consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles.

CERTAIN COVENANTS

         Limitation on Liens. The Senior Indenture provides that for the benefit of the holders of the Senior Debt Securities issued thereunder, the Company will not, nor will it permit any Designated Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed (hereinafter called "Indebtedness") if such Indebtedness is secured by a pledge, mortgage, deed of trust or other lien on any shares of stock or Indebtedness of any Designated Subsidiary (such pledges, mortgages, deeds of trust and other liens being hereinafter called a "Lien"), without effectively providing that any Senior Debt Securities (together with, if the Company shall so determine, any other Indebtedness (or any bonds, debentures, notes or other similar evidences of indebtedness whether or not for borrowed money) of the Company or such Designated Subsidiary then existing or thereafter created which is not subordinate to such Senior Debt Securities) shall be secured equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness which would otherwise be prohibited would not exceed 15% of Consolidated Tangible Net Worth; provided, however, that these restrictions shall not apply to and there shall be excluded from secured Indebtedness in any computation under these restrictions, Indebtedness secured by: (i) Liens on any shares of stock or Indebtedness acquired from a corporation merged with or into the Company or a Designated Subsidiary, (ii) Liens to secure Indebtedness of a Designated Subsidiary to the Company or another Designated Subsidiary but only as long as such Indebtedness is owned or held by the Company or a Designated Subsidiary and (iii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) and (ii). (Section 9.8 of the Senior Indenture.)

         Consolidation, Merger, Sale, Conveyance and Lease. The Indentures permit the Company to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its property to any other entity; provided, however, (i) that the person (if other than the Company) formed by such consolidation, or into which the Company is merged or which acquires or leases substantially all of the property of the Company, is a corporation or other entity organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture and (ii) immediately after giving effect to such transaction, no Event of Default exists. (Section
7.1 of each Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

         Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as (a) default in the payment of any interest on any Debt Security of that series, and the continuance of such default for a period of 30 days; (b) default in the payment of any installment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise; (c) default in any material respect by the Company in the performance of any other covenant or agreement contained in the Indenture under which the Debt Securities of that series were issued and the continuance of such default for a period of 90 days after written notice as provided in such Indenture; (d) certain events of bankruptcy, insolvency and reorganization of the Company; and
(e) in the case of the Senior Indenture only, default by the Company or any Designated Subsidiary in the payment of outstanding indebtedness for borrowed money when due (and after expiration of any applicable grace periods) or default by the Company or any Designated Subsidiary under any indenture or other instrument under which any indebtedness for borrowed money has been issued or by which it is governed as a result of which such indebtedness shall have been accelerated, and such failure to pay is not cured or such acceleration is not rescinded, cured or annulled within 30 days after written notice thereof to the Company by the Trustee for such series or to the Company and the Trustee of such series by the holders of 25% of the aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be cured or waived if the payment of outstanding debt is made or the default that resulted in the acceleration of such other indebtedness is cured or waived, as the case may be, and provided further, that the foregoing shall not apply to (x) any indebtedness for borrowed money under which the obligee has recourse to the general assets of the Company or a Designated Subsidiary so long as the aggregate principal amount of such recourse debt (other than with respect to ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) so due is $25,000,000 or less, (y) any secured indebtedness for borrowed money under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement and the like) only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of Total Assets at the time of the default and (z) any indebtedness for borrowed money under which the obligee has recourse only to assets held in Separate Accounts. (Section 5.1 of each Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 of each Indenture.)

         Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment of principal (and premium, if any) or interest on the Debt Securities of that series, the Trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of all holders of the Debt Securities of that series. (Section 6.6 of each Indenture.) "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. (Section 1.1 of each Indenture.)

         Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all outstanding Debt Securities of that series (calculated as provided for in each Indenture) may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2 of each Indenture.)

         Each Indenture provides that the holders of a majority in aggregate principal amount of any series of Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security or with respect to a covenant or provision that cannot be amended or modified without consent of the holders of each series of Debt Securities adversely affected. (Section 5.7 of each Indenture.)

         Each Indenture provides that, if a default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of each Indenture.)

         Each Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the presence or absence of certain defaults under the terms of such Indenture. (Section 9.6 of each Indenture.)

MODIFICATION OF THE INDENTURES

         Each Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to or change any provisions to such extent as necessary to permit and facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Debt Securities in global form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt
Securities; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit and facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that any such action does not adversely affect the interests of any holder of Debt Securities of any series then
Outstanding; (xi) to cure any ambiguity or correct any mistake; (xii) in the case of the Subordinated Indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debentures of any series then Outstanding or (xiii) in the case of the Subordinated Indenture, to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any Subordinated Debt Securities of any series, including providing for the conversion or exchange of Subordinated Debt Securities into Equity Securities or property of the Company. (Section 8.1 of each Indenture.)

         Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute  supplemental  indentures  adding  any  provisions  to  or  changing  or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, or the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debentures of any series then Outstanding; (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions or (xi) in the case of the Subordinated Indenture, make any change adversely affecting the rights of the holders to convert or exchange the Debt Securities. (Section 8.2 of each Indenture.)

SUBORDINATION OF SUBORDINATED DEBT

         In the Subordinated Indenture, the Company has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 12.2 of the Subordinated Indenture.)

         In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 12.3 of the Subordinated Indenture.)

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of any Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Sections 12.4 and 12.16 of the Subordinated Indenture.)

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include
(a) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to the Company, (b) any Debt of the Company to any of its subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes and (e) indebtedness or monetary obligations to trade creditors created or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

         The Company is a non-operating holding company and most of the assets of the Company are owned by its subsidiaries. Accordingly, the Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries, primarily Equitable Life, and holders of Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal.

         The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. As of September 30, 1997, the Company had $589.0 million aggregate principal amount of Senior Debt outstanding and no Subordinated Debt Securities were outstanding.

         The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities. (Section 3.1 of the Subordinated Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

         Defeasance and Discharge. Each Indenture provides that the Company will be discharged from any and all obligations in respect of the Debt Securities of or within any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust and for obligations in connection with a conversion of Debt Securities) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in each Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on such Debt Securities on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. (Sections 3.1 and 4.4 of each Indenture.) Such a trust may only be established if, among other things, the Company delivers to the relevant Trustee an Officers' Certificate and opinion of counsel (who may be counsel to the Company) stating that either (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred. (Section 4.6 of each Indenture.)

         Defeasance of Certain Covenants and Certain Events of Default. Each Indenture provides that the Company may omit to comply with certain covenants applicable to the Debt Securities of or within any series and any such non-compliance shall not constitute an event of default described in clause (c) under the caption "Events of Default, Notice and Certain Rights on Default" above, upon the deposit with the relevant Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on such Debt Securities on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. The obligations of the Company under such Indenture and such Debt Securities, other than with respect to the covenants referred to above, and the Events of Default, other than the Events of Default referred to above, shall remain in full force and effect. (Sections 3.1 and 4.5 of each Indenture.) Such a trust may only be established if, among other things, the Company has delivered to the relevant Trustee an opinion of counsel (who may be counsel to the Company) to the effect that holders of such Debt Securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. (Section 4.6 of each Indenture.)

         In addition, with respect to the Subordinated Indenture, it is a condition to defeasance and covenant defeasance that no default in the payment of principal of (or premium, if any) or interest on any Senior Debt shall have occurred or be continuing or no other Event of Default with respect to the Senior Debt shall have occurred or be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable. (Section 4.6 of the Subordinated Indenture.)

         In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to such Debt Securities as described in the preceding paragraphs and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (c) under the caption "Events of Default, Notice and Certain Rights on Default" above, the amount of money and U.S. Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for any such deficiency.

NOTICES

         Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section
1.6 of each Indenture.)

TITLE

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture.)

GOVERNING LAW

         The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each Indenture.)

THE TRUSTEES

         The Chase Manhattan Bank, formerly known as Chemical Bank, is the Trustee under the Senior Indenture. State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association is the Trustee under the Subordinated Indenture. The Company and its subsidiaries currently conduct banking and other commercial relationships with The Chase Manhattan Bank and State Street Bank and Trust Company in the ordinary course of business. The Indentures contain certain limitations on the right of each Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

         The Company may sell any of the Debt Securities offered hereby in any one or more of the following ways from time to time: (i) through agents, (ii) to or through underwriters, (iii) through dealers and (iv) directly by the Company to purchasers.

         The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Debt Securities so offered and sold.

         If Debt Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Debt Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities if any are purchased.

         If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Debt Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Debt Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under relevant agreements with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

         Each series of Debt Securities will be a new issue with no established trading market. The Company may elect to list any series of Debt Securities on an exchange, but the Company shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Debt Securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

         This Prospectus, together with the Prospectus Supplement, may also be used by Donaldson, Lufkin and Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of Offered Securities related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions.

                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Offered Securities will be passed upon for the Company by Debevoise & Plimpton, New York, New York. Debevoise & Plimpton from time to time provides legal services to the Company and its subsidiaries.

                                     EXPERTS

         The consolidated financial statements and consolidated financial statement schedules of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Price Waterhouse LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1998


PROSPECTUS



                      THE EQUITABLE COMPANIES INCORPORATED
                       JUNIOR SUBORDINATED DEBT SECURITIES
                               EQ CAPITAL TRUST I
                               EQ CAPITAL TRUST II
                              EQ CAPITAL TRUST III
                               EQ CAPITAL TRUST IV
             PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                 HEREIN BY THE EQUITABLE COMPANIES INCORPORATED


         The Equitable Companies Incorporated (the "Company") may from time to time offer unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering.

         EQ Capital Trust I, EQ Capital Trust II, EQ Capital Trust III and EQ Capital Trust IV (the "EQ Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective EQ Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the EQ Trusts out of moneys held by the Property Trustee (as defined herein) of each of the EQ Trusts, and payments on liquidation of each EQ Trust and on redemption of Preferred Securities of such EQ Trust, will be guaranteed by the Company as and to the extent described herein (each such guarantee a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) pari passu with the Junior Subordinated Debt Securities, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to an EQ Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such EQ Trust. The Junior Subordinated Debt Securities purchased by an EQ Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such EQ Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

         Specific terms of the particular series of Junior Subordinated Debt Securities of any series or the Preferred Securities of any EQ Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, and any listing on a securities exchange, methods of distribution and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering or purchase price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

         The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations applicable to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.

         The Junior Subordinated Debt Securities will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal. The Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company to the extent described herein and in the Prospectus Supplement relating thereto. If so specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

         The Offered Securities may be offered directly through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company and/or any EQ
Trust, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company or to the EQ Trust, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is _____________, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048; and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's common stock, par value $0.01 per share (the "Common Stock") is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the EQ Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

         No separate financial statements of any of the EQ Trusts have been included or incorporated by reference herein. The Company and the EQ Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each EQ Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the EQ Trusts is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such EQ Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declaration (as defined herein) of an EQ Trust, the Preferred Securities Guarantee with respect to the Preferred Securities issued by such EQ Trust, the Junior Subordinated Debt Securities purchased by such EQ Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of such EQ Trust. See "The EQ Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The EQ Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all of the beneficial interests in each EQ Trust.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, and the Current Report on Form 8-K dated July 10, 1997 previously filed by the Company with the Commission, are incorporated by reference in this Prospectus.

         All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to The Equitable Companies Incorporated, 1290 Avenue of the Americas, New York, New York 10104,
Attention: Corporate Secretary (Telephone: (212) 314-3914).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, IN CONNECTION WITH ANY OFFERING CONTEMPLATED HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR THE EQ TRUSTS, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  THE EQUITABLE

         For the purpose of this Prospectus, the term "The Equitable" refers to The Equitable Companies Incorporated (the "Company") and its subsidiaries.

         The Equitable is a diversified financial services organization serving a broad spectrum of insurance, investment management and investment banking customers. The Equitable Life Assurance Society of the United States ("Equitable Life"), a subsidiary of the Company, was established in the State of New York in 1859. For more than 100 years it has been among the largest life insurance companies in the United States. Equitable Life and its subsidiaries distribute a variety of insurance, annuity and investment products.

         At September 30, 1997, the Company's holdings in its investment subsidiaries included an approximately 72% interest in Donaldson, Lufkin & Jenrette, Inc. ("DLJ") and an approximately 58% interest in Alliance Capital Management L.P. ("Alliance"). The Company's investment subsidiaries provide investment management and investment banking services to institutional and individual clients, including the Company's insurance subsidiaries.

         AXA is the Company's largest stockholder, beneficially owning at September 30, 1997 approximately 59% of the outstanding shares of common stock, par value $.01, of the Company (the "Common Stock"). The Company is a Delaware corporation with its principal headquarters located at 1290 Avenue of the Americas, New York, New York 10104 (Telephone: (212) 554-1234).

                                 USE OF PROCEEDS

         Each EQ Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

         Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of Junior Subordinated Debt Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

                               RATIOS OF EARNINGS
                    TO FIXED CHARGES AND EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                        SEPTEMBER 30,
                                                          ------------------------                        -------------
                                             1992        1993        1994       1995        1996               1997
                                         --------------------------------------------------------------------------------------

Ratio of earnings to fixed charges (1)..     1.046       1.287       1.294       1.239      1.174              1.363
Ratio of earnings to combined fixed
   charges and preferred stock
   dividends (1)........................     1.029       1.212       1.229       1.222      1.159              1.352
-------------------------------------------------------------------------------------------------------------------------------

(1) For purposes of determining the historical ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends, earnings consist of earnings from continuing operations before Federal income taxes, minority interest and cumulative effect of accounting change adjusted for (i) excess of equity in income of unconsolidated investees over distributed income and (ii) equity in losses of unconsolidated investees, plus fixed charges. Fixed charges consist of interest expense on long- and short-term debt, amortization of deferred debt expenses plus the portion of operating lease rentals, net of income from subleases, representative of the interest factor. The inclusion of Interest Credited to Policyholders' Account Balances in the ratios presented above would not have a material effect on such ratios.

                                  THE EQ TRUSTS

         Each of EQ Capital Trust I, EQ Capital Trust II, EQ Capital Trust III and EQ Capital Trust IV is a statutory business trust formed on January 16, 1998 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such EQ Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such EQ Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

         Upon issuance of any Preferred Securities by an EQ Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such EQ Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each EQ Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such EQ Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each EQ Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of an EQ Trust occurs and is continuing, the holders of Preferred Securities of such EQ Trust will have a priority over holders of the Common Securities of such EQ Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each EQ Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

         The number of trustees (the "Trustees") of each EQ Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company or its subsidiaries. The fourth such trustee will be The Bank of New York, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by an EQ Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such EQ Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by an EQ Trust for the benefit of the holders of Trust Securities of such EQ Trust. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to an EQ Trust refers to The Bank of New York acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by that Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of each EQ Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of an EQ Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

         The duties and obligations of the Trustees of an EQ Trust shall be governed by the Declaration of such EQ Trust. Under its Declaration, each EQ Trust shall not, and the Trustees shall cause such EQ Trust not to, engage in any activity other than in connection with the purposes of such EQ Trust or other than as required or authorized by the related Declaration. In particular, each EQ Trust shall not and the Trustees shall not (a) invest any proceeds received by such EQ Trust from holding the Junior Subordinated Debt Securities purchased by such EQ Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such EQ Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such EQ Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in that EQ Trust as trust assets or upon the Property Trustee of that EQ Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in that EQ Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debt Securities or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received a written opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such EQ Trust to fail to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

         The books and records of each EQ Trust will be maintained at the principal office of such EQ Trust and will be open for inspection by a holder of Preferred Securities of such EQ Trust or his representative for any purpose reasonably related to his interest in such EQ Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable EQ Trust as soon as available after the end of such EQ Trust's fiscal year.

VOTING

         Except as provided under the Business Trust Act, the Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

THE PROPERTY TRUSTEE

         The Property Trustee, for the benefit of the holders of the Trust Securities of an EQ Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such EQ Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Event of Default under the Indenture (as such terms are defined under "Description of the Junior Subordinated Debt Securities," and such an Event of Default, an "Indenture Event of Default"). The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of an EQ Trust under the related Preferred Securities Guarantee. If any EQ Trust's failure to make distributions on the Preferred Securities of an EQ Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such EQ Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities held by an EQ Trust will have the right to direct the Property Trustee for that EQ Trust with respect to certain matters under the Declaration for that EQ Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce such rights or the Preferred Securities Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holders.

DISTRIBUTIONS

         Pursuant to each Declaration, distributions on the Preferred Securities of an EQ Trust must be paid on the dates payable to the extent that the Property Trustee for that EQ Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of an EQ Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in the EQ Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in an EQ Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such EQ Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in an EQ Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such EQ Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of an EQ Trust is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the EQ Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of an EQ Trust according to the aggregate liquidation amount of the Trust Securities of such EQ Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such EQ Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such EQ Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such EQ Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such EQ Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such EQ Trust outstanding.

DECLARATION EVENTS OF DEFAULT

         If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in an EQ Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such EQ Trust will occur and be continuing with respect to any outstanding Trust Securities of such EQ Trust. In such event, each Declaration provides that the holders of

Common Securities of such EQ Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such EQ Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such EQ Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such EQ Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such EQ Trust is waived by the holders of the Preferred Securities of such EQ Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

RECORD HOLDERS

         Each Declaration provides that the Trustees of such EQ Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such EQ Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such EQ Trust shall have actual or other notice thereof. Preferred
Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such EQ Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

     (i) such EQ Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

     (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

         The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS OF AN EQ TRUST

         In the Indenture, the Company, in its capacity as issuer of the Junior Subordinated Debt Securities, has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable EQ Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such EQ Trust may become subject, except for United States withholding taxes.

         The business address of each EQ Trust is c/o The Equitable Companies Incorporated, 1290 Avenue of the Americas, New York, New York 10104, telephone number (212) 554-1234.

                     DESCRIPTION OF THE PREFERRED SECURITIES

         Each EQ Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each EQ Trust authorizes the Regular Trustees of such EQ Trust to issue on behalf of such EQ Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of an EQ Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such EQ Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such EQ Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such EQ Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such EQ Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such EQ Trust to the holders of Preferred Securities of such EQ Trust upon voluntary or involuntary dissolution, winding-up or termination of such EQ Trust, (vi) the obligation or right, if any, of such EQ Trust to purchase or redeem Preferred Securities issued by such EQ Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such EQ Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such EQ Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more EQ Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such EQ Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such EQ Trust consistent with the Declaration of such EQ Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Preferred Securities, each EQ Trust will issue one series of Common Securities. The Declaration of each EQ Trust authorizes the Regular Trustees of such trust to issue on behalf of such EQ Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an EQ Trust will be substantially identical to the terms of the Preferred Securities issued by such EQ Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by an EQ Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that EQ Trust. All of the Common Securities of an EQ Trust will be directly or indirectly owned by the Company.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable EQ Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the form of Preferred Securities Guarantee.

GENERAL

         Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an EQ Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such EQ Trust), regardless of any defense, right of set-off or counterclaim that such EQ Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an EQ Trust to the extent not paid or made by such EQ Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such EQ Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such EQ Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such EQ Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such EQ Trust has funds available therefor or (b) the amount of assets of such EQ Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such EQ Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable EQ Trust to pay such amounts to such holders.

         The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable EQ Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable EQ Trust as trust assets, the Property Trustee will not make distributions of the Preferred Securities of such EQ Trust and the EQ Trust will not have funds available therefor.

         The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debt Securities purchased by that Trust and the related Indenture (as defined below) in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by that Trust.

CERTAIN COVENANTS OF THE COMPANY

         Unless otherwise provided in the applicable Prospectus Supplement, in each Preferred Securities Guarantee, the Company will covenant and agree that, so long as any Preferred Securities issued by the applicable EQ Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make any distribution, liquidation or guarantee payment with respect to its capital stock, if at any time, (i) the Company shall have failed to make any payment of interest, principal or premium on the related Junior Subordinated Debt Securities when due (after giving effect to any grace period for payment thereof as provided in Section 5.1 of the Indenture), (ii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities held by such EQ Trust as trust assets by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing, or (iii) the Company shall be in default with respect to its Guarantee Payments under the related Preferred Securities Guarantee; provided, that the Company may (a) make redemptions, purchases, retirements, acquisitions or distributions in shares of capital stock of the Company or redemptions, purchases or acquisitions of shares of Common Stock of the Company for purposes of any employee benefit plan or program of the Company or any subsidiary and (b) pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock. The term "capital stock" shall include the Company's Common Stock and any issue of preferred stock from time to time outstanding but shall not include any indebtedness of any kind, whether or not convertible or exchangeable for shares of Common Stock or preferred stock. In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable EQ Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable EQ Trust and (ii) to use reasonable efforts to cause such EQ Trust to continue to be treated as a grantor trust for United States Federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities. (Section 6.1 of the Indenture.)

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable EQ Trust. (Section
9.2 of the Indenture.) The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable EQ Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee. (Section 9.1 of the Indenture.)

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

         Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable EQ Trust (a) upon full payment of the redemption price of all Preferred Securities of such EQ Trust, (b) upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such EQ Trust in exchange for all of the Preferred Securities issued by such EQ Trust, or (c) upon full payment of the amounts payable upon liquidation of such EQ Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable EQ Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee. (Section 7.1 of the Indenture.)

STATUS OF THE PREFERRED SECURITIES GUARANTEES

         The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) pari passu with the Junior Subordinated Debt Securities, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu with each other Preferred Securities Guarantee. (Section 6.2) The Preferred Securities Guarantee will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Preferred Securities Guarantees should look only to the assets of the Company for payment of the Guarantee Payments. Each Declaration provides that each holder of Preferred Securities issued by the applicable EQ Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

         Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The Bank of New York, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable EQ Trust. The Bank of New York shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable EQ Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable EQ Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The Bank of New York. If The Bank of New York fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable EQ Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable EQ Trust or any other person or entity.

MISCELLANEOUS

         The Company will be required to provide annually to The Bank of New York a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. The Company is required to file annually with The Bank of New York an officer's certificate as to the Company's compliance with all conditions under Preferred Securities Guarantees. (Section 2.4 of the Indenture.)

         The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. (Section 3.2 of the Indenture.)

GOVERNING LAW

         The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

         The Junior Subordinated Debt Securities offered hereby are to be issued in one or more series under the Junior Subordinated Indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

         The statements herein relating to the Junior Subordinated Debt Securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (as it may be amended or supplemented from time to time), and the Trust Indenture Act. Whenever particular sections or defined terms of the Indenture (as it may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

GENERAL

         The Junior Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Company. As of September 30, 1997, the Company had $589.0 million aggregate principal amount of Senior Debt outstanding, and no Junior Subordinated Debt Securities were outstanding. As a non-operating holding company  most of the  assets  of the  Company  are  owned  by its  subsidiaries.
Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal. The Indenture does not limit the aggregate amount of Junior Subordinated Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture, as it applies to any series of Junior Subordinated Debt Securities, also does not limit the amount of other secured or unsecured debt which may be issued or incurred by the Company. See "--Subordination under the Junior Subordinated Indenture" and the Prospectus Supplement relating to any offering of Junior Subordinated Debt Securities.

         The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Indenture, or a resolution of the Company's Board of Directors or a committee thereof. (Section 3.1 of the Indenture.)

         Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Junior Subordinated Debt Securities being offered thereby, including: (1) the title of such Junior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of such Junior Subordinated Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Junior Subordinated Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Junior Subordinated Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable, the right, if any, of the Company to defer or extend an interest payment date and the duration of such deferral or extension and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the denominations in which such Junior Subordinated Debt Securities are authorized to be issued; (11) if the amount of principal of, or any premium or interest on, any of such Junior Subordinated Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (12) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (13) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture; (14) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Junior Subordinated Debt Securities; (15) whether such Junior Subordinated Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; (16) the relative degree to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities in right of payment, whether such other series of Junior Subordinated Debt Securities are outstanding or not; and (17) any other terms not inconsistent with the terms of the Indenture. (Section 3.1 of the Indenture.) Unless
otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will not be listed on any securities exchange.

         Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons in denominations of $25 or any integral multiples of $25. (Section 3.2 of the Indenture.)

         Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

         If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

         Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Junior Subordinated Debt Securities will be made at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Junior Subordinated Debt Securities in registered form may be made (i) by checks mailed to the holders of Junior Subordinated Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2 of the Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Junior Subordinated Debt Securities in registered form will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of the Indenture.) Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Junior Subordinated Debt Securities, the payment of the principal of and interest (including Compounded Interest, if any) on the Junior Subordinated Debt Securities held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor to the Property Account (as defined in the Declaration of Trust) established and maintained by the Property Trustee pursuant to the Declaration of Trust. Interest payable on any Junior Subordinated Debt Security that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debt Security is registered on the relevant Record Date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debt Securities on such Interest Payment Date.

         Unless otherwise provided in the applicable Prospectus Supplement, Junior Subordinated Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2 of the Indenture.) Junior Subordinated Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of the Indenture.)

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

         Limitation on Certain Transactions. Unless otherwise provided in the applicable Prospectus Supplement, if Junior Subordinated Debt Securities are issued to an EQ Trust in connection with the issuance of Trust Securities by such EQ Trust, in the Indenture, the Company will covenant and agree that, so long as any of such Junior Subordinated Debt Securities remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make any distribution, liquidation or guarantee payment with respect to its capital stock, if at any time, (i) the Company shall have failed to make any payment of interest, principal or premium on the related Junior Subordinated Debt Securities when due (after giving effect to any grace period for payment thereof as provided in Section 5.1 of the Indenture), (ii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities held by such EQ Trust as trust assets by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing, or
(iii) the Company shall be in default with respect to its Guarantee Payments under the related Preferred Securities Guarantee; provided, that the Company may
(a) make redemptions, purchases, retirements, acquisitions or distributions in shares of capital stock of the Company or redemptions, purchases or acquisitions of shares of Common Stock of the Company, for purposes of any employee benefit plan or program of the Company or any subsidiary and (b) pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock. The term "capital stock" shall include the Company's Common Stock and any issue of preferred stock from time to time outstanding but shall not include any indebtedness of any kind, whether or not convertible or exchangeable for shares of Common Stock or preferred stock.

         Consolidation, Merger or Sale by the Company. The Indenture permits the Company to consolidate or merge with or into any other entity or entities, or to sell, convey or lease all or substantially all of its property to any other entity; provided, however, (i) the person (if other than the Company) formed by such consolidation, or into which the Company is merged or which acquires or leases substantially all of the property of the Company is a corporation or other entity organized under the laws of the United States, any state thereof, or the District of Columbia and expressly assumes the Company's obligations on the Junior Subordinated Debt Securities and under the Indenture and (ii) immediately after giving effect to such transaction, no Event of Default exists. (Section 7.1 of the Indenture.)

SUBORDINATION UNDER THE JUNIOR SUBORDINATED INDENTURE

         In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities. (Section 12.2 of the Indenture.)

         In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any) or interest on the Junior Subordinated Debt Securities. (Section 12.3 of the Indenture.)

         No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 12.4 of the Indenture.)

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to the Company, (b) any Debt of the Company to any of its subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes, (e) Debt or other monetary obligations to trade creditors created or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services and (f) the Junior Subordinated Debt Securities. Indebtedness issued under the Company's Subordinated Indenture dated October 22, 1994 between the Company and State Street Bank and Trust Company constitutes Senior Debt for the purposes of the Indenture.

         The Company is a non-operating holding company and most of the assets of the Company are owned by its subsidiaries. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal.

         The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. As of September 30, 1997, the Company had $589.0 million aggregate principal amount of Senior Debt outstanding and no Junior Subordinated Debt Securities were outstanding.

         The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. (Section 3.1 of the Indenture.)

VOTING RIGHTS

         The holders of the Junior Subordinated Debt Securities will have no voting rights.

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

         Except as otherwise provided in a Prospectus Supplement relating to the Junior Subordinated Debt Securities of a particular series, Events of Default with respect to Junior Subordinated Debt Securities of any series are defined in the Indenture as (a) default in the payment of any interest on any Junior Subordinated Debt Security of that series, and the continuance of such default for a period of 30 days; (b) default in the payment of any installment of the principal of or any premium on any Junior Subordinated Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise; (c) default in any material respect by the Company in the performance of any other covenant or agreement contained in the Indenture under which the Junior Subordinated Debt Securities of that series were issued and the continuance of such default for a period of 90 days after written notice as provided in such Indenture; and (d) certain events of bankruptcy, insolvency and reorganization of the Company. (Section 5.1 of the Indenture.)

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Junior Subordinated Debt Securities of any series, give to the holders of the Junior Subordinated Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment of principal (and premium, if any) or interest on the Junior Subordinated Debt
Securities of that series, the Trustee shall be protected in withholding such notice if it in good faith determines that withholding such notice is in the interests of all holders of the Junior Subordinated Debt Securities of that series. (Section 6.6 of the Indenture.) "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default. (Section 1.1 of the Indenture.)

         The Indenture provides that, if an Event of Default specified therein occurs with respect to the Junior Subordinated Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all outstanding Junior Subordinated Debt Securities of that series (calculated as provided for in the Indenture) may declare the principal of (or, if the Junior Subordinated Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest, if any, on all the Junior Subordinated Debt Securities of that series to be due and payable (provided, with respect to any Junior Subordinated Debt Securities issued under the Indenture, that the payment of principal and interest on such Junior Subordinated Debt Securities shall remain subordinated to the extent provided in
Article 12 of the Indenture). (Section 5.2 of the Indenture.)

         The Indenture provides that the holders of a majority in aggregate principal amount of any series of Junior Subordinated Debt Securities by written notice to the Trustee for such series may waive, on behalf of the holders of all Junior Subordinated Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debt Security or with respect to a covenant or provision that cannot be amended or modified without consent of the holders of each series of Junior Subordinated Debt Securities adversely affected. (Section 5.7 of the Indenture.)

         The Indenture provides that, if a default or an Event of Default shall have occurred and be continuing, the holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8 of the Indenture.)

         The Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the presence or absence of certain defaults under the terms of the Indenture. (Section 9.6 of the Indenture.)

DEFEASANCE AND COVENANT DEFEASANCE

         Defeasance and Discharge. The Indenture provides that the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of or within any series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debt Securities, to replace stolen, lost or mutilated Junior Subordinated Debt Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest (including interest accruing during any Extension Period specified at the time of the establishment of the trust) on the Junior Subordinated Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and Junior Subordinated Debt Securities. Such a trust may only be established if, among other things, the Company delivers to the Trustee an opinion of counsel (who may be counsel to the Company) stating that either (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect that holders of the Junior Subordinated Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred. If the Company establishes such a trust, it shall be permitted at the date of establishment to extend the interest payment period for only one Extension Period (including any Extension Period outstanding at the date of such establishment).

         Defeasance of Certain Covenants and Certain Events of Default. The Indenture provides that the Company may omit to comply with certain covenants applicable to the Junior Subordinated Debt Securities of or within any series and any such noncompliance shall not constitute an event of default described in clause (c) under the caption "Events of Default, Notice and Certain Rights on Default" above, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest (including interest accruing during any Extension Period specified at the time of the establishment of the trust) on the Junior Subordinated Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and the Junior Subordinated Debt Securities. The obligations of the Company under the Indenture and the Junior Subordinated Debt Securities, other than with respect to the covenants referred to above, and the Events of Default, other than the Events of Default referred to above, shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that holders of the Junior Subordinated Debt Securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. If the Company establishes such a trust, it shall be permitted at the date of establishment to extend the interest payment period for only one Extension Period (including any Extension Period outstanding at the date of such establishment).

         In addition, with respect to the Indenture, it is a condition to defeasance and covenant defeasance that no default in the payment of principal of (or premium, if any) or interest on any Senior Debt shall have occurred or be continuing or no other Event of Default with respect to the Senior Debt shall have occurred or be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable. (Section 4.6 of the Indenture.)

         In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to the Junior Subordinated Debt Securities as described in the preceding paragraphs and such Junior Subordinated Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described in clause (c) under the caption "Events of Default, Notice and Certain Rights on Default" above, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Junior Subordinated Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on the Junior Subordinated Debt Securities at the time of the acceleration resulting from such Event of Default.

MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Junior Subordinated Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company;
(iii) to add additional Events of Default with respect to any series of Junior Subordinated Debt Securities; (iv) to add to or change any provisions to such extent as necessary to permit and facilitate the issuance of Junior Subordinated Debt Securities in bearer form or to facilitate the issuance of Junior Subordinated Debt Securities in global form; (v) to change or eliminate any provision affecting only Junior Subordinated Debt Securities not yet issued;
(vi) to secure the Junior Subordinated Debt Securities; (vii) to establish the form or terms of Junior Subordinated Debt Securities; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as necessary to permit and facilitate the appointment of a separate Trustee or Trustees for specific series of Junior Subordinated Debt Securities; (ix) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that any such action does not adversely affect the interests of any holder of Junior Subordinated Debt Securities of any series then Outstanding; (x) to cure any ambiguity or correct any mistake; or (xi) to modify the subordination provisions thereof in a manner not adverse to the holders of Junior Subordinated Debt Securities of any series then Outstanding. (Section 8.1 of the Indenture.)

         The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debt Securities affected by such supplemental indenture (with the Junior Subordinated Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Junior Subordinated Debt Securities of such series, except that, without the consent of the holder of each Junior Subordinated Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Junior Subordinated Debt Security; (ii) reduce the principal on any Junior Subordinated Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, or the amount of premium, if any, payable upon the redemption of any Junior Subordinated Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Junior Subordinated Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Junior Subordinated Debt Security; (vii) reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities affected thereby, the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the subordination provisions thereof in a manner adverse to the holders of Junior Subordinated Debt Securities of any series then Outstanding; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of the Indenture.)

BOOK-ENTRY AND SETTLEMENT

         If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

         The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

NOTICES

         Notices to holders of registered Junior Subordinated Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of the Indenture.)

TITLE

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Junior Subordinated Debt Security is registered as the absolute owner thereof (whether or not such Junior Subordinated Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of the Indenture.)

GOVERNING LAW

         The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of the Indenture.)

THE TRUSTEE

         The Bank of New York is the Trustee under the Indenture. The Company and its subsidiaries currently conduct banking and other commercial relationships with The Bank of New York in the ordinary course of business. The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Junior Subordinated Debt Securities, it must eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

         The Company may sell any of the Junior Subordinated Debt Securities, and the EQ Trusts may sell the Preferred Securities offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to purchasers.

         The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Offers to purchase Offered Securities may be solicited by agents designated by the Company and the EQ Trusts from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

         If Offered Securities are sold by means of an underwritten offering, the Company and the issuing EQ Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time on one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

         If a dealer is utilized in the sale of the Offered Securities in respect of which the Prospectus is delivered, the Company and the issuing EQ Trust will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Offered Securities may be solicited directly by the Company and the issuing EQ Trust and the sale thereof may be made by the Company and the issuing EQ Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under relevant agreements with the Company and the issuing EQ Trust to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

         Each series of Offered Securities will be a new issue with no established trading market. The Company and the issuing EQ Trust may elect to list any series of Offered Securities on an exchange, but the Company and the issuing EQ Trust shall not be obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

         This Prospectus, together with the Prospectus Supplement, may also be used by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of Offered Securities related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions.

                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the EQ Trusts and the Company by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the EQ Trusts and the Company. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities and certain other matters will be passed upon for the EQ Trusts and the Company by Debevoise & Plimpton, New York, New York. Richards, Layton & Finger, P.A. and Debevoise & Plimpton from time to time provide legal services to the Company and its subsidiaries.

                                     EXPERTS

         The consolidated financial statements and consolidated financial statement schedules of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Price Waterhouse LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                     ALTERNATE TO DEBT SECURITIES PROSPECTUS


                  SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1998


PROSPECTUS


                                 $1,000,000,000
                      THE EQUITABLE COMPANIES INCORPORATED


                                 DEBT SECURITIES


         The Equitable Companies Incorporated (the "Company") may from time to time offer senior or subordinated debt securities (the "Senior Debt Securities" and the "Subordinated Debt Securities" respectively, and collectively, the "Debt Securities").

         The Debt Securities offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies or currency units. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000 (or its equivalent in one or more foreign currencies, or currency units).

         Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: the ranking as senior or subordinated debt securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other specific terms of the offering.

         The Debt Securities will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Debt Securities should look only to the assets of the Company for payments of interest and principal. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company to the extent described herein and in the Prospectus Supplement relating thereto.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Offered Securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Offered Securities. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.



                 The date of this Prospectus is _________, 1998

                     ALTERNATE TO DEBT SECURITIES PROSPECTUS


                                 USE OF PROCEEDS

         The Equitable Companies Incorporated will not receive any proceeds from the sale of the Offered Securities in any market-making transaction with which this Prospectus may be delivered.

                                      Alt-2

                     ALTERNATE TO DEBT SECURITIES PROSPECTUS


                              PLAN OF DISTRIBUTION

         This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Offered Securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

                                      Alt-3

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                        AND RELATED GUARANTEES PROSPECTUS


                  SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1998


PROSPECTUS


                      THE EQUITABLE COMPANIES INCORPORATED
                       JUNIOR SUBORDINATED DEBT SECURITIES
                               EQ CAPITAL TRUST I
                               EQ CAPITAL TRUST II
                              EQ CAPITAL TRUST III
                               EQ CAPITAL TRUST IV
             PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                 HEREIN BY THE EQUITABLE COMPANIES INCORPORATED


         The Equitable Companies Incorporated (the "Company") may from time to time offer unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering.

         EQ Capital Trust I, EQ Capital Trust II, EQ Capital Trust III and EQ Capital Trust IV (the "EQ Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective EQ Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the EQ Trusts out of moneys held by the Property Trustee (as defined herein) of each of the EQ Trusts, and payments on liquidation of each EQ Trust and on redemption of Preferred Securities of such EQ Trust, will be guaranteed by the Company as and to the extent described herein (each such guarantee a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) pari passu with the Junior Subordinated Debt Securities, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to an EQ Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such EQ Trust. The Junior Subordinated Debt Securities purchased by an EQ Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such EQ Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

         Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any EQ Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable), or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, initial public offering or purchase price, conversion rights, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, and any listing on a securities exchange, methods of distribution and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred

Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

         The Junior Subordinated Debt Securities will be unsecured and, because the Company is a non-operating holding company, will be effectively subordinated to all liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Accordingly, holders of the Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal. The Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company to the extent described herein and in the Prospectus Supplement relating thereto.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Offered Securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities; however, it is not obligated to do so. Any such market making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Offered Securities. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.



                 The date of this Prospectus is _________, 1998

                                      Alt-5

     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                        AND RELATED GUARANTEES PROSPECTUS


                                 USE OF PROCEEDS

         Neither The  Equitable  Companies  Incorporated  nor the EQ Trusts will
receive  any  proceeds   from  the  sale  of  the  Offered   Securities  in  any
market-making transaction with which this Prospectus may be delivered.

                                      Alt-6

     ALTERNATE TO JUNIOR SUBORDINATED DEBT SECURITIES, PREFERRED SECURITIES
                        AND RELATED GUARANTEES PROSPECTUS


                              PLAN OF DISTRIBUTION

         This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Offered Securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

                                      Alt-7

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities other than underwriting discounts and commissions. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

Securities and Exchange Commission registration fee............        $295,000
Blue Sky fees and expenses.....................................          30,000
Printing expense...............................................          55,000
Accounting fees and expenses...................................          45,000
Legal fees and expenses........................................         100,000
Rating agency fees.............................................         350,000
Trustee's fees and expenses....................................          31,000
Miscellaneous..................................................          10,000
                                                                       --------

Total                                                                  $916,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

The Company's Certificate of Incorporation and By-laws limit the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provide in effect for the indemnification by the Company of each director and officer of the Company to the fullest extent permitted by applicable law.

Each Declaration will provide for the Company to indemnify the Trustees of the relevant Trust, to the fullest extent permitted by applicable law.

ITEM 16. EXHIBITS

See index to exhibits at E-1.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided,  however,  that the  undertakings  set forth in paragraph (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Equitable Companies Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of January, 1998.

                      THE EQUITABLE COMPANIES INCORPORATED

                      By:  /s/ Edward D. Miller
                         ----------------------
                      Name:  Edward D. Miller
                      Title:  President, Chief Executive Officer and Director

The registrant and each person whose signature appears below constitutes and appoints Henry Q. Conley, Stuart L. Faust, Linda Galasso, Pauline Sherman and Adam R. Spilka, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

------------------------------------------------------------------------------------------------------------------------------------
                 SIGNATURE                                             TITLE                                       DATE
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL EXECUTIVE OFFICER:

  /s/ Edward D. Miller                            President, Chief Executive Officer and Director      January 27, 1998
---------------------------------------------
Edward D. Miller


PRINCIPAL FINANCIAL OFFICER:

  /s/ Stanley B. Tulin                            Executive Vice President and Chief Financial         January 27, 1998
---------------------------------------------        Officer
 Stanley B. Tulin


PRINCIPAL ACCOUNTING OFFICER:

  /s/ Alvin H. Fenichel                           Senior Vice President and Controller                 January 27, 1998
---------------------------------------------
Alvin H. Fenichel

  /s/ Claude Bebear                               Chairman of the Board and Director                   January 27, 1998
---------------------------------------------
Claude Bebear

  /s/ Henri de Castries                           Vice-Chairman of the Board and Director              January 27, 1998
---------------------------------------------
Henri de Castries

  /s/ John S. Chalsty                             Director                                             January 27, 1998
---------------------------------------------
John S. Chalsty

  /s/ Francoise Colloc'h                          Director                                             January 27, 1998
---------------------------------------------
Francoise Colloc'h

  /s/ Joseph L. Dionne                            Director                                             January 27, 1998
---------------------------------------------
Joseph L. Dionne

  /s/ William T. Esrey                            Director                                             January 27, 1998
---------------------------------------------
William T. Esrey

  /s/ Jean-Rene Fourtou                           Director                                             January 27, 1998
---------------------------------------------
Jean-Rene Fourtou

  /s/ Jacques Friedmann                           Director                                             January 27, 1998
---------------------------------------------
Jacques Friedmann

  /s/ Donald J. Greene                            Director                                             January 27, 1998
---------------------------------------------
Donald J. Greene

                                                  Director                                             January 27, 1998
---------------------------------------------
Anthony J. Hamilton

  /s/ John T. Hartley                             Director                                             January 27, 1998
---------------------------------------------
John T. Hartley

------------------------------------------------------------------------------------------------------------------------------------
                 SIGNATURE                                             TITLE                                       DATE
------------------------------------------------------------------------------------------------------------------------------------

  /s/ John H. F. Haskell, Jr.                     Director                                             January 27, 1998
---------------------------------------------
John H. F. Haskell, Jr.

  /s/ Mary R. (Nina) Henderson                    Director                                             January 27, 1998
---------------------------------------------
Mary R. (Nina) Henderson

  /s/ W. Edwin Jarmain                            Director                                             January 27, 1998
---------------------------------------------
W. Edwin Jarmain

  /s/ Joseph J. Melone                            Director                                             January 27, 1998
---------------------------------------------
Joseph J. Melone

  /s/ Didier Pineau-Valencienne                   Director                                             January 27, 1998
---------------------------------------------
Didier Pineau-Valencienne

  /s/ George J. Sella, Jr.                        Director                                             January 27, 1998
---------------------------------------------
George J. Sella, Jr.

  /s/ Dave H. Williams                            Director                                             January 27, 1998
---------------------------------------------
Dave H. Williams

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, EQ Capital Trust I, EQ Capital Trust II, EQ Capital Trust III and EQ Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 27th day of January, 1998.

                          EQ CAPITAL TRUST I

                          By: The Equitable Companies Incorporated,
                          as Sponsor

                          By:  /s/ Stanley B. Tulin
                             ------------------------
                          Name:    Stanley B. Tulin
                          Title:   Executive Vice President and
                                   Chief Financial Officer

                          EQ CAPITAL TRUST II

                          By: The Equitable Companies Incorporated,
                          as Sponsor

                          By:  /s/ Stanley B. Tulin
                             ------------------------
                          Name:    Stanley B. Tulin
                          Title:   Executive Vice President and
                                   Chief Financial Officer

                          EQ CAPITAL TRUST III

                          By: The Equitable Companies Incorporated,
                          as Sponsor

                          By:  /s/ Stanley B. Tulin
                             ------------------------
                          Name:    Stanley B. Tulin
                          Title:   Executive Vice President and
                                   Chief Financial Officer

                          EQ CAPITAL TRUST IV

                          By: The Equitable Companies Incorporated,
                          as Sponsor

                          By:  /s/ Stanley B. Tulin
                             ------------------------
                          Name:    Stanley B. Tulin
                          Title:   Executive Vice President and
                                   Chief Financial Officer

                                  EXHIBIT INDEX

------------------------------------------------------------------------------------------------------------------------------------
EXHIBIT NO.                                            DESCRIPTION                                                  TAG VALUE
------------------------------------------------------------------------------------------------------------------------------------
1.1            Form of Underwriting Agreement relating to the Debt Securities*............................
1.2            Form of Underwriting Agreement relating to the Preferred Securities*.......................
3.1            Restated Certificate of Incorporation of Company, filed as Exhibit 4.01(a) to the Company's Form S-3 Registration Statement (No. 333-03224), and
                  incorporated herein by reference........................................................
3.2            Certificate of Designation of Cumulative Convertible Preferred Stock, Series D,
                  filed as Exhibit 4.01(e) to the Company's Form S-3 Registration Statement
                  (No. 333-03224), and incorporated herein by reference...................................
3.3            Amendment to Restated Certificate of Incorporation of the Company, dated as of
                  May 15, 1997, filed as Exhibit 4.01(g) to the Company's Form S-3
                  Registration Statement (No. 333-03224), and incorporated herein by reference............
3.4            By-Laws of the Company, filed as Exhibit 4.02 to the Company's Form S-3
                  Registration Statement (No. 333-03224), and incorporated herein by reference............
4.1            Indenture, dated as of December 1, 1993, from the Company to Chemical Bank, as
                  Trustee, filed as Exhibit 4.02 to the Company's Form S-4 Registration
                  Statement (No. 33-73102) dated December 17, 1993 and incorporated herein by reference...............................................................................
4.2            First Supplemental Indenture, dated December 1, 1993, from the Company to
                  Chemical Bank, as Trustee, filed as Exhibit 4.03 to the Company's Form S-4
                  Registration Statement (No. 33-73102) dated December 17, 1993 and incorporated herein by reference........................................................
4.3            Form of Second Supplemental Indenture, filed as Exhibit 4.04 to the Company's
                  Form S-4 Registration Statement (No. 33-73102) dated December 17, 1993 and incorporated herein by reference........................................................
4.4            Form of Third Supplemental Indenture, dated as of December 8, 1994, from the
                  Company to Chemical Bank, as Trustee, filed as Exhibit 4.05 to the Company's
                  Current Report on Form 8-K dated December 1, 1994.......................................
4.5            Subordinated Indenture, dated as of October 22, 1994, between the Company and
                  Shawmut Bank Connecticut, National Association, as Trustee filed as Exhibit
                  4.10 to the Company's Current Report on Form 8-K dated December 19, 1994................
4.6            First Supplemental Indenture, dated as of October 22, 1994, between the Company and Shawmut Bank Connecticut, National Association, as Trustee filed as Exhibit 4.11 to the Company's Current Report on Form 8-K dated December 19, 1994.....................
4.7            Form of Junior Subordinated Indenture between the Company and the Bank of
                  New York................................................................................            EX-4.7
4.8            Declaration of Trust of EQ Capital Trust I.................................................            EX-4.8
4.9            Certificate of Trust of EQ Capital Trust I.................................................            EX-4.9
4.10           Declaration of Trust of EQ Capital Trust II................................................            EX-4.10
4.11           Certificate of Trust of EQ Capital Trust II................................................            EX-4.11
4.12           Declaration of Trust of EQ Capital Trust III...............................................            EX-4.12
4.13           Certificate of Trust of EQ Capital Trust III...............................................            EX-4.13
4.14           Declaration of Trust of EQ Capital Trust IV................................................            EX-4.14
4.15           Certificate of Trust of EQ Capital Trust IV................................................            EX-4.15
4.16           Form of Amended and Restated Declaration of Trust for each of EQ Capital Trust
                  I, II, III, and IV......................................................................            EX-4.16
4.17           Form of Preferred Security (included in Exhibit 4.16)......................................
4.18           Form of Supplemental Indenture to be used in connection with issuance of Debt
                  Securities*.............................................................................
4.19           Form of Supplemental Indenture to be used in connection with issuance of Junior
                  Subordinated Debt Securities ...........................................................            EX-4.19
4.20           Form of Junior Subordinated Debt Security (included in Exhibit 4.19).......................
4.21           Form of Guarantee with respect to Preferred Securities.....................................            EX-4.21
5.1            Opinion of Debevoise & Plimpton............................................................            EX-5.1
5.2            Opinion of Richards, Layton & Finger, P.A. .......................................................     EX-5.2

------------------------------------------------------------------------------------------------------------------------------------
EXHIBIT NO.                                            DESCRIPTION                                                  TAG VALUE
------------------------------------------------------------------------------------------------------------------------------------
12.1           Computation of ratio of earnings to fixed charges and ratio of earnings to
                  combined fixed charges and preferred stock dividends....................................            EX-12.1
23.1           Consent of Debevoise & Plimpton (included in Exhibit 5.1)..................................
23.2           Consent of Richards, Layton & Finger (included in Exhibit 5.2).............................
23.3           Consent of Price Waterhouse LLP............................................................            EX-23.3
24.1           Powers of Attorney for the Company (see signature pages)...................................
24.2           Powers of Attorneys for The Equitable Companies Incorporated, as sponsor, to sign the Registration Statement on behalf of EQ Capital Trust I, II, III and
                  IV (included in Exhibits 4.8, 4.10, 4.12 and 4.14, respectively)........................
25.1           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Chase Manhattan Bank, as Trustee, under the Senior Indenture........................            EX-25.1
25.2           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  State Street Bank and Trust Company, as Trustee, under the Subordinated                             EX-25.2
                  Indenture...............................................................................
25.3           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, under the Junior Subordinated Indenture...............            EX-25.3
25.4           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, with respect to the Amended and Restated
                  Declaration of Trust of EQ Capital Trust I..............................................            EX-25.4
25.5           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, with respect to the Amended and Restated
                  Declaration of Trust of EQ Capital Trust II.............................................            EX-25.5
25.6           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, with respect to the Amended and Restated
                  Declaration of Trust of EQ Capital Trust III............................................            EX-25.6
25.7           Statement of Eligibility under the Trust Indenture Act of 1939, as amended of
                  The Bank of New York, as Trustee, with respect to the Amended and Restated
                  Declaration of Trust of EQ Capital Trust IV.............................................            EX-25.7
25.8           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, under the Preferred Securities Guarantee
                  of the Company with respect to the Preferred Securities of EQ Capital Trust I...........            EX-25.8
25.9           Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York, as Trustee, under the Preferred Securities Guarantee
                  of the Company with respect to the Preferred Securities of EQ Capital Trust II..........            EX-25.9
25.10             Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee
                  of the Company with respect to the Preferred Securities of EQ Capital Trust III.........            EX-25.10
25.11             Statement  of  Eligibility  under the Trust  Indenture  Act of 1939, as amended of The Bank of New York, as Trustee under the Preferred Securities Guarantee of
                  the Company with respect to the Preferred Securities of EQ Capital Trust IV.............            EX-25.11

-------------------
* Indicates document to be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference.

                                      E-2